Exhibit 99.1

NEWMONT CONFIRMS FRANCO-NEVADA PRELIMINARY PROSPECTUS FILING

DENVER, Colorado, October 23, 2007 – Newmont Mining Corporation (NYSE: NEM) confirmed today that Franco-Nevada Corporation (“Franco-Nevada”) has filed a preliminary prospectus with the securities regulatory authorities in Canada in connection with Newmont’s previously announced plans to monetize components of its royalty and equity portfolio. If Newmont chooses to pursue a public offering in Canada of Franco-Nevada, then Franco-Nevada plans to use the proceeds of the offering to acquire the royalty assets and certain other investments from Newmont. This possible public offering is one of several alternatives being considered by Newmont, although there can be no assurance that the monetization will be successful.

If Newmont determines to proceed with a public offering in Canada of Franco-Nevada’s securities, these securities will not be registered under the United States Securities Act of 1933, as amended, and will not be offered for sale in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described in this release, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor Contact:

John Seaberg	303.837.5743	john.seaberg@newmont.com

Media Contact:

Omar Jabara	303.837.5114	omar.jabara@newmont.com

Cautionary Statement:

This news release contains forward-looking statements, including “forward-looking statements” within the meaning of applicable Canadian and United States securities laws. Such forward-looking statements include, without limitation, statements regarding the timing, terms and conditions and anticipated consequences of the possible transaction. Where statements by Newmont express or imply an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Newmont expressly disclaims any obligation to release publicly revisions to any forward-looking statement to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Additionally, Newmont expressly disclaims any obligation to comment on expectations of, or comments made by, third parties in respect of the possible transaction.

NEWMONT – Confirms Franco-Nevada Preliminary Prospectus Filing (October 23, 2007)	Page 1 of 1